UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 1, 2026, Crown Castle Inc., a Delaware corporation ("Company"), entered into a credit agreement ("New Credit Facility") with the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank N.A., as administrative agent.
The New Credit Facility provides for an unsecured revolving credit facility having aggregate commitments of $4.5 billion and replaces the Existing Credit Agreement (as defined below). The New Credit Facility includes a subfacility for the issuance of letters of credit in an aggregate face amount of up to $100.0 million. As of May 1, 2026, approximately $39.4 million of the New Credit Facility was drawn in the form of letters of credit.
The New Credit Facility provides that the Company has the right to seek commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount not to exceed an additional $500.0 million. The lenders under the New Credit Facility are not under any obligation to provide any such additional term loan facilities or revolving credit commitments.
The proceeds of borrowings under the New Credit Facility may be used for general corporate purposes (including repayment or prepayment of debt and acquisitions and other investments). Letters of credit issued under the New Credit Facility may be used for general corporate purposes.
Borrowings under the New Credit Facility will bear interest at a rate per annum equal to, at the Company's option, either (a) an alternate base rate determined in accordance with the terms of the New Credit Facility or (b) a term secured overnight financing rate (Term SOFR) for the interest period relevant to such borrowing, in each case plus an applicable margin. The applicable margin for borrowings will be determined by reference to a grid based on the Company's senior unsecured debt rating, and such applicable margin will range from 0.000% to 0.375% per annum with respect to base rate borrowings and 0.750% to 1.375% per annum with respect to Term SOFR borrowings.
In addition to paying interest on outstanding principal under the New Credit Facility, the Company will be required to pay a commitment fee in respect of the unutilized commitments thereunder, payable quarterly in arrears. Commitment fees will be determined by reference to a grid based on the Company's senior unsecured debt rating, and such commitment fees will range from 0.080% to 0.200%.
The Company will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the New Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to Term SOFR loans.
The New Credit Facility will mature on May 1, 2031, and is not subject to amortization or mandatory scheduled commitment reductions.
The New Credit Facility requires the Company to maintain compliance with a maximum ratio of consolidated total net debt to consolidated EBITDA of 7.00 to 1.00 (which may be adjusted to 7.50 to 1.00 for the three fiscal quarters following certain qualified acquisitions) and a maximum ratio of consolidated senior secured debt to consolidated EBITDA of 3.50 to 1.00, and places certain restrictions on the ability of the Company and its restricted subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on dividends and other distributions; change fiscal periods; and designate unrestricted subsidiaries.
The New Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.
The above summary of the New Credit Facility is qualified in its entirety by reference to the complete terms and provisions of the New Credit Facility filed herewith as Exhibit 10.1.
ITEM 1.02—TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
On May 1, 2026, in connection with the effectiveness of the New Credit Facility, the Company terminated the commitments under the Credit Agreement dated as of January 21, 2016 (as amended, "Existing Credit Agreement"), among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Company used a portion of the proceeds from the sale of the Company's fiber solutions business and small cells business pursuant to the Stock Purchase Agreement dated as of March 13, 2025 (as amended), by and among Crown Castle Operating Company, CCS&E LLC, Crown Castle Investment II Corp., Fiber Finco, LLC, a Delaware limited liability company and a wholly owned subsidiary of Zayo Group Holdings, Inc., a Delaware corporation ("Zayo"), Small Cells Holdco Inc., a Delaware corporation and an affiliate of EQT Active Core Infrastructure fund and, solely for the purposes of certain sections thereof, the Company and Zayo, to repay all outstanding loans under the Existing Credit Agreement on May 1, 2026.
ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information in Item 1.01 is incorporated herein by reference.
ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated as of May 1, 2026, among Crown Castle Inc., the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: May 1, 2026